CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" and "Auditors" in the Combined Information Statement of Pioneer Ibbotson Aggressive Allocation Fund and Prospectus For Pioneer Ibbotson Growth Allocation Fund (both a series of Pioneer Ibbotson Asset Allocation Series). We further consent to the reference to us under the heading "Representations and Warranties" (paragraphs 4.1(f) and 4.2(g)) in the Agreement and Plan of Reorganization included as Exhibit A to the Combined Information Statement and Prospectus included in this Registration Statement as filed with the Securities and Exchange Commission on Form N-14 of Pioneer Ibbotson Asset Allocation Series.

We also consent to the references to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information on Form N-1A for the following funds which are also incorporated by reference into this Registration Statement on Form N-14 of the Pioneer Ibbotson Asset Allocation Series:

Pioneer Ibbotson Aggressive Allocation Fund, which was filed with the Securities and Exchange Commission on November 26, 2013 in Post-Effective Amendment No. 18 (File Nos. 333-114788; 811-21569).

Pioneer Ibbotson Growth Allocation Fund, which was filed with the Securities and Exchange Commission on November 26, 2013 in Post-Effective Amendment No. 18 (File Nos. 333-114788; 811-21569).

We further consent to the incorporation by reference of our reports on each of the financial statements and financial highlights for Pioneer Ibbotson Aggressive Allocation Fund and Pioneer Ibbotson Growth Allocation Fund as of July 31, 2013, dated September 24, 2013, which are also incorporated by reference into this Registration Statement as filed with the Securities and Exchange Commission on Form N-14 of Pioneer Ibbotson Asset Allocation Series.

                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
September 5, 2014